Exhibit 99.1	Investor Relations: John Lawlor 613-738-3503 john.lawlor@cognos.com Media Contacts: Sean Reid Cognos, 613-738-1440 Sean.reid@cognos.com Kristen Orfanos LP&P, 781-782-5852 Kristen_Orfanos@lpp.com

Cognos® Reports Record Fourth Quarter and Full Year Results

39 Percent License Revenue Growth in Fourth Quarter

Ottawa, ON & Burlington, MA, March 31, 2005 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars and in accordance with U.S. GAAP), the world leader in business intelligence (BI) and corporate performance management (CPM) solutions, today announced record results for its fourth quarter and full fiscal year 2005, ended February 28, 2005.

Revenue for the fourth quarter was $256.3 million, an increase of 27 percent compared to $202.1 million for the same period of last fiscal year. License revenue was $129.9 million, an increase of 39 percent from $93.5 million in the fourth quarter of last fiscal year. Net income in the quarter was $54.3 million or $0.58 per diluted share, an increase of 18 percent compared with $46.1 million or $0.50 per diluted share for the same period of last fiscal year.

Revenue for the full fiscal year 2005 was $825.5 million, an increase of 21 percent compared with $683.1 million for the previous fiscal year. Net income for fiscal year 2005 was $136.6 million, or $1.47 per diluted share, an increase of 35 percent compared with the prior year’s net income of $100.9 million, or $1.10 per diluted share.

“Cognos delivered an outstanding quarter, with great license growth, reflecting our leading position in the market,” said Rob Ashe, Cognos President and CEO. “Our strategic vision, superior products and consistent focus on customer success are powering our impressive performance and market share gains.”

Highlights of the Quarter

•	License revenue growth of 39 percent compared with the fourth quarter of last fiscal year

•	Cognos ReportNet™ license revenue of $54.3 million, an increase of 83 percent compared with the fourth quarter of last fiscal year, resulting in full-year ReportNet license revenue of $153.4 million

•	Further acceleration for Cognos Planning, with Planning license revenue growth of 53 percent compared with the fourth quarter of last year, driving 45 percent Planning license revenue growth for the full year

•	18 contracts greater than $1 million – an all-time high for the Company – including our first-ever contract greater than $10 million

•	48 contracts greater than $1 million for the full fiscal year 2005, an increase of 30 percent from the prior fiscal year

•	Major customer wins across a broad spectrum of industry segments, as represented by Abbott Laboratories, Amazon.com, AMB Generali, Canada Revenue Agency, CDW, Cendant Mobility, Circuit City, Deltek Systems, Kos Pharmaceuticals, Marriott International, State of New York, Thomson Corporation, TNT, Unilever Asia, U.S. Marines, and Zimmer, Inc.

•	Greater than 20 percent growth in total revenue and license revenue in all three major geographies, the Americas, Europe, and Asia-Pacific.

Cognos’ balance sheet remains strong. Operating cash flow was $97.6 million. As a result, the Company exited the quarter with $522.9 million in cash, cash equivalents, and short-term investments.

“The outlook for Cognos is excellent,” continued Mr. Ashe. “Through fiscal year 2005, we extended our leadership position in business intelligence and corporate performance management. We enter fiscal 2006 with industry-leading momentum. I am proud of the dedication, hard work and accomplishments of the Cognos team throughout the past year, and I sincerely thank everyone for their unwavering commitment to the success of Cognos.”

Business Outlook

Management offers the following outlook for the first quarter of fiscal year 2006, ending May 31, 2005:

•	Revenue is expected to be in the range of $202 million to $210 million;

•	Diluted earnings per share are expected to be in the range of $0.22 to $0.25.

Management offers the following outlook for the full fiscal year 2006, ending February 28, 2006:

•	Revenue is expected to be in the range of $930 million to $950 million;

•	Diluted earnings per share are expected to be in the range of $1.55 to $1.62.

These estimates assume a tax rate of 21 percent and exclude the expensing of stock options.

Cognos management will host a Webcast and conference call to present results for the fourth quarter of fiscal year 2005 and to provide prospects for the business going forward at 5:15 p.m. Eastern Time, today, March 31, 2005.

The conference call may be accessed at 416-640-1907. The Webcast and archive may be accessed at http://www.cognos.com/company/investor/events/fy05q4/index.html. A replay of the conference call may be accessed at 416-640-1917 until April 2, 2005. The passcode for the replay is 21039256#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, among other things, the Company’s expectations with respect to future growth and business outlook, including revenue and earnings for the first quarter of fiscal year 2006 and the full fiscal year ending 2006, business momentum and competitive position.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to maintain revenue growth or to anticipate a decline in revenue from any of its products or services; the Company’s ability to develop and introduce new products and enhancements that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Company’s ability to compete in an intensely competitive market; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; the Company’s ability to select and implement appropriate business models/strategies and to execute same; a continuing increase in the number of larger customer transactions; continued BI market consolidation; fluctuations in its quarterly and annual operating results; currency fluctuations; fluctuations in our tax exposure; the impact of global economic conditions on the Company’s business; unauthorized use of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations; the Company’s ability to identify, pursue, and complete acquisitions with desired business results; and the existence of regulatory barriers to integration; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Cognos may provide pro forma or non-GAAP measures as defined by SEC Regulation G to provide greater comparability regarding Cognos’ ongoing operating performance. If discussed, these measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”). These pro forma measures are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, if such pro forma or non-GAAP measures are provided, a reconciliation of the Cognos U.S. GAAP information to the pro forma information will be provided in a table attached. A replay of the Webcast, slides used in the Webcast and any non-GAAP financial measures that may be discussed on the Webcast (as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures) will be available on the investor relations page of our web site at http://www.cognos.com.

About Cognos:

Cognos, the world leader in business intelligence and corporate performance management solutions, delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management (CPM) – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at <http://www.cognos.com>.

Cognos, the Cognos logo and ReportNet are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2004	FY2005

	Q4	Q1	Q2	Q3	Q4

Revenue Statistics ($000s)
Total License	93,542	66,070	75,362	91,580	129,946

Year-Over-Year Revenue Growth Statistics
Total License	18%	14%	21%	26%	39%

Geographic Distribution
Total Revenue ($000s)
Americas	114,564	104,831	110,240	121,503	141,189
Europe	74,701	54,989	57,952	69,308	94,145
Asia/Pacific	12,881	13,799	17,028	19,555	20,992

% of Total
Americas	57%	60%	60%	58%	55%
Europe	37%	32%	31%	33%	37%
Asia/Pacific	6%	8%	9%	9%	8%

Year-Over-Year Revenue Growth - Total
Americas	20%	16%	15%	26%	23%
Europe	32%	17%	22%	18%	26%
Asia/Pacific	10%	3%	17%	13%	63%

Pro Forma Year-Over-Year Revenue Growth - In Local Currency
Americas	17%	15%	14%	25%	22%
Europe	14%	7%	11%	7%	19%
Asia/Pacific	(8%)	(9%)	10%	7%	61%

Pro Forma Year-Over-Year Revenue Growth - Due to Foreign Currency
Americas	3%	1%	1%	1%	1%
Europe	18%	10%	11%	11%	7%
Asia/Pacific	18%	12%	7%	6%	2%

New vs Existing License Revenue - % of Total
New	31%	31%	38%	32%	37%
Existing	69%	69%	62%	68%	63%

Channel — License Revenue - % of Total
Direct	80%	73%	73%	74%	77%
Third Party	20%	27%	27%	26%	23%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	388,241	416,362	440,410	439,367	522,900
Days sales outstanding	68	55	56	61	67
Total employees	2,966	3,027	3,062	3,346	3,393

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)

	Three Months Ended the Last Day of February,		Years Ended the Last Day of February,
	2005	2004	2005	2004
	(Unaudited)

Revenue
Product license	$129,946	$ 93,542	$362,958	$286,128
Product support	88,477	75,286	320,451	274,251
Services	37,903	33,318	142,122	122,738

Total revenue	256,326	202,146	825,531	683,117

Cost of revenue
Cost of product license	1,280	932	3,025	4,270
Cost of product support	10,048	7,283	32,805	28,076
Cost of services	31,796	25,125	113,302	90,411

Total cost of revenue	43,124	33,340	149,132	122,757

Gross margin	213,202	168,806	676,399	560,360

Operating expenses
Selling, general, and administrative	122,630	95,103	405,575	342,795
Research and development	29,244	23,923	105,938	91,196
Amortization of intangible assets	1,818	1,848	6,231	8,060
Special Charges	—	1,750	—	1,750

Total operating expenses	153,692	122,624	517,744	443,801

Operating income	59,510	46,182	158,655	116,559
Interest expense	(808)	(489)	(909)	(1,366)
Interest income	2,386	1,194	7,480	4,756

Income before taxes	61,088	46,887	165,226	119,949
Income tax provision	6,753	787	28,622	19,052

Net income	$ 54,335	$ 46,100	$136,604	$100,897

Net income per share
Basic	$0.60	$0.51	$1.51	$1.13

Diluted	$0.58	$0.50	$1.47	$1.10

Weighted average number of shares (000s)
Basic	90,982	89,946	90,517	89,325

Diluted	94,187	92,511	93,238	91,959

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

	February 28, 2005	February 29, 2004

Assets
Current assets
Cash and cash equivalents	$ 378,348	$224,830
Short-term investments	144,552	163,411
Accounts receivable	189,602	152,859
Prepaid expenses and other current assets	18,941	16,668
Deferred tax assets	3,856	2,445

	735,299	560,213
Fixed assets, net	73,566	71,292
Intangible assets, net	27,234	23,643
Other assets	6,378	—
Goodwill	221,490	172,323

	$1,063,967	$827,471

Liabilities
Current liabilities
Accounts payable	$ 30,705	$ 30,698
Accrued charges	31,047	25,483
Salaries, commissions, and related items	91,010	59,903
Income taxes payable	21,148	5,875
Deferred revenue	217,153	178,752

	391,063	300,711
Deferred income taxes	17,083	18,098

	408,146	318,809

Commitments and Contingencies
Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (2005 - 91,070,967; 2004 - 89,902,895)	252,561	206,499
Treasury shares (2005 - 46,375; 2004 - 43,500)	(1,199)	(1,065)
Deferred stock-based compensation	(277)	(730)
Retained earnings	402,020	305,399
Accumulated other comprehensive income (loss)	2,716	(1,441)

	655,821	508,662

	$1,063,967	$827,471

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)

	Three Months Ended the Last Day of February,		Years Ended the Last Day of February,
	2005	2004	2005	2004
	(Unaudited)

Cash flows from operating activities
Net income	$ 54,335	$ 46,100	$136,604	$100,897
Non-cash items
Depreciation and amortization	5,724	8,405	26,384	30,123
Amortization of deferred stock- based compensation	220	140	734	745
Amortization of other deferred compensation	—	7	7	175
Deferred income taxes	(5,336)	498	(4,364)	5,778
Loss on disposal of fixed assets	200	55	413	594

	55,143	55,205	159,778	138,312
Change in non-cash working capital
Increase in accounts receivable	(45,790)	(32,164)	(23,734)	(5,983)
Increase in prepaid expenses and other current assets	(4,269)	(4,807)	(118)	(6,340)
Increase (decrease) in accounts payable	(2,779)	4,896	(5,900)	(5,045)
Increase (decrease) in accrued charges	1,352	70	(2,891)	(11,612)
Increase in salaries, commissions, and related items	22,682	14,379	23,987	7,238
Increase (decrease) in income taxes payable	7,446	(3,900)	15,032	1,226
Increase in deferred revenue	63,855	46,798	32,313	24,133

Net cash provided by operating activities	97,640	80,477	198,467	141,929

Cash flows from investing activities
Maturity of short-term investments	10,145	25,121	330,716	230,594
Purchase of short-term investments	(29,268)	(34,097)	(311,689)	(311,542)
Additions to fixed assets	(5,545)	(7,931)	(17,516)	(25,213)
Additions to intangible assets	(206)	(203)	(977)	(1,270)
Increase in other assets	(6,378)	—	(6,378)	—
Acquisition costs, net of cash and cash equivalents	(2,181)	(1,266)	(51,887)	(1,750)

Net cash used in investing activities	(33,433)	(18,376)	(57,731)	(109,181)

Cash flows from financing activities
Issue of common shares	15,914	6,261	48,734	33,266
Purchase of treasury shares	—	—	(335)	(564)
Repurchase of shares	(14,915)	(9,698)	(42,735)	(9,698)
Decrease in long-term debt and long-term liabilities	—	—	—	(1,697)

Net cash provided by (used in) financing activities	999	(3,437)	5,664	21,307

Effect of exchange rate changes on cash	(795)	(61)	7,118	8,187

Net increase in cash and cash equivalents	64,411	58,603	153,518	62,242
Cash and cash equivalents, beginning of period	313,937	166,227	224,830	162,588

Cash and cash equivalents, end of period	378,348	224,830	378,348	224,830
Short-term investments, end of period	144,552	163,411	144,552	163,411

Cash, cash equivalents, and short-term investments, end of period	$522,900	$388,241	$522,900	$388,241